UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 26, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2026 (the “Signing Date”), MicroVision, Inc. (“MicroVision” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Luminar Technologies, Inc. (“Luminar”), pursuant to which MicroVision has agreed to acquire from Luminar certain assets related to Luminar’s lidar sensor business, including intellectual property and inventory related to its Iris and Halo sensors. The acquisition does not include the photonics business historically conducted by Luminar Semiconductor, Inc. Luminar is a technology company specializing in advanced lidar hardware and software solutions to enable the world’s safest and smartest vehicles.

MicroVision was selected as the winning bidder at a competitive auction conducted by Luminar under Section 363 of the U.S. Bankruptcy Code. Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, the purchase price MicroVision will pay to Luminar upon the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) in consideration for the identified assets is $33,000,000 (the “Purchase Price”), subject to potential adjustment on the terms set forth in the Asset Purchase Agreement. MicroVision expects to fund the acquisition with current cash on hand.

MicroVision’s and Luminar’s obligations to complete the transactions are subject to customary closing conditions.

On January 27, 2026, the U.S. Bankruptcy Court approved the Asset Purchase Agreement and the transactions contemplated therein.

The foregoing summary of the Asset Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which is attached as exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On January 27, 2026, MicroVision issued a press release announcing entry into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated January 26, 2026, by and between MicroVision, Inc. and Luminar Technologies, Inc.
99.1	Press Release of MicroVision, Inc. dated January 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. MicroVision will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: January 30, 2026